Exhibit 10.1

LICENSING AGREEMENT

THIS LICENSING AGREEMENT ("Contract") is made and entered into effective November 30, 2009, by and between MINE O’MINE, INC., a Nevada Corporation, having its principal place of business at c/o Lester J. Knispel, Boulevard Management, 21731 Ventura Blvd., #300, Woodland Hills, CA 91364 (hereinafter "MOM") and NXT Nutritionals Holdings, Inc., a Delaware corporation having offices at 56 Jackson Street, Holyoke, MA 01040, (hereinafter "NXT").

WITNESSETH:

WHEREAS, NXT is a company engaged in the business of manufacturing, distributing and selling an all natural alternative sweetener known as ““SUSTA Natural Sweetener®” (“SUSTA”);

WHEREAS, NXT desires to obtain, and MOM desires to grant: (1) a license to use Shaquille O’Neal’s (“SHAQUILLE”) name, fame, image and athletic renown in connection with the advertisement, promotion and sale of SUSTA; (2) a license to the use certain trademarks owned by MOM; and (3) certain other ancillary services of SHAQUILLE.

WHEREAS, SHAQUILLE has licensed his name, fame, image and athletic renown; certain trademarks; and the right to provide certain ancillary services to MOM or MOM owns certain trademarks, along with the rights to sublicense such rights to third parties.

WHEREAS, MOM has agreed to authorize such use and provide such ancillary services upon the terms and conditions contained below.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Definitions. As used herein, the terms set forth below shall be defined as follows:

A.           "Shaquille Endorsement" means the right to use, subject to the provisions hereof, SHAQUILLE's name, fame, nickname, initials, autograph, voice, video, film portrayals or performances, facsimile or original signature, photograph, likeness and image or facsimile image, which are owned or licensed by SHAQUILLE or MOM and provided to NXT and any other likeness of, or means of endorsement by, SHAQUILLE used in connection with the advertising, promotion and sale of SUSTA.

B.           "Contract Territory" shall mean the entire world.

C.           "Contract Year" shall mean each of the designated periods during the Term of the Contract with "Contract Year One" being the period November, 23, 2009 through November 22, 2010; Contract Year Two is November 23, 2010 through November 22, 2011; and "Contract Year Three" is November 23, 2011 through November 22, 2012.

D.           "NBA" shall mean the National Basketball Association.

E.           "NBAP" shall mean the NBA Properties, Inc.
F.           "Shaquille Marks" shall mean the following trademarks: (i) SHAQUILLE™; (ii) SHAQUILLE O’NEAL®; (iii) SHAQUILLE O’NEAL (signature)™; and (iv) SHAQ®.

G.           “Restricted Media” shall have the meaning ascribed to it in Paragraph 3.

H.           “Term” shall have the meaning ascribed to it in Paragraph 2.

I.           "Electronic Media" shall include, but is not limited to, all forms of electronic, magnetic, digital, optical and laser based information storage, transmittal and retrieval systems, Internet software, CD-ROM, compact and laser discs, DVD, floptical disks, ROM Card, silicon chip, on-line electronic or satellite based data transmission and other such systems, and any other device or medium for electronic reproduction, publication, distribution or transmission, whether now or hereafter known or developed.

2.           Term. This Contract shall remain in full force and effect from November 23, 2009 through November 22, 2012 (“Term”).

3.           Grant of Endorsement.

A.           In consideration of the remuneration to be paid to MOM pursuant hereto, MOM grants to NXT the right and license, during the Term of the Contract and within the Contract Territory, to use (subject to the terms and conditions herein, including without limitation, Paragraphs 7 and 9.D.) the Shaquille Endorsement and the Shaquille Marks solely in connection with the advertisement, promotion, public relations and sale of a natural sweetener known as SUSTA, in all forms of media, including the internet and other Electronic Media, but excluding the Restricted Media as defined below. Notwithstanding anything to the contrary contained in this Contract, NXT and MOM agree and acknowledge that: (i) during the Term of this Contract, MOM and SHAQUILLE shall be prohibited from granting any rights identical or similar to the rights granted to NXT hereunder to any entity for the purpose of directly or indirectly promoting or advertising all natural alternative sweeteners; provided however, that the foregoing restriction does not apply to sugar or artificial sweeteners or any products that include any type of sweeteners (including, but not limited to, natural alternative sweeteners) as an ingredient, including without limitation, food, confectionery products and beverages; (ii) subject to subparagraph (i), nothing in this Contract shall prohibit MOM and/or SHAQUILLE from licensing the Shaquille Endorsement or the Shaquille Marks to any third party or otherwise promoting, advertising or endorsing any goods or services; (iii) NXT shall not be permitted to utilize the Shaquille Endorsement or the Shaquille Marks or any Composite Marks or Derivative Marks (as defined below) on any packaging, (“Restricted Media”). It is understood that the Shaquille Endorsement and/or Shaquille Marks and/or any Composite Marks or Derivative Marks may not be used for any purpose not otherwise explicitly agreed upon by the parties herein, or in connection, directly or indirectly, with any items or services for sale, other than SUSTA, as specified herein. Except as set forth below, NXT is not entitled to create, reproduce, publish, sell, distribute, transmit, download or otherwise use any "Electronic Media" containing the Shaquille Endorsement or Shaquille Marks or to license any party to do any of the foregoing, except solely for advertising and promotional purposes of SUSTA and not, in each case, for sale or distribution of the Shaquille Endorsement or Shaquille Marks or any Composite Marks or Derivative Marks, in part or in whole, in any manner whatsoever. Notwithstanding the preceding, under no circumstances may any form of media, internet, Electronic Media or any other form of advertisement or promotion with respect to the Shaquille Endorsement or Shaquille Marks or any Composite Marks or Derivative Marks make use of any form of interactive media, unless subject to the prior written approval of MOM, which shall not be unreasonably withheld. Notwithstanding anything to the contrary contained herein, NXT shall not have the right to utilize the Shaquille Endorsement or the Shaquille Marks or any Composite Marks or Derivative Marks to promote any products bearing any name, mark or designation other than SUSTA.

B.           Except as otherwise provided herein, MOM shall retain all right, title and interest in and to the Shaquille Marks and Shaquille Endorsement and any Composite Marks and Derivative Marks (as defined below), the goodwill associated therewith and symbolized thereby and any applications or registrations, and shall not be prevented from using, permitting or licensing others to use the Shaquille Marks and Shaquille Endorsement any Composite Marks and Derivative Marks in connection with the advertisement, promotion or sale of any product or service, except as otherwise restricted herein. NXT, at its sole cost, shall take the necessary steps, including the retention of counsel reasonably acceptable to MOM, to protect the Shaquille Endorsement and the Shaquille Marks and any Composite Marks or Derivative Marks in the name of MOM, but solely in connection with the advertisement, promotion and sale of SUSTA and solely in connection with which NXT has used or intends to use the Shaquille Endorsement, Shaquille Marks or any Composite Marks or Derivative Marks (including, but not limited to, filing all necessary state, federal and international trademark applications and maintaining any resulting registrations and renewals).  All trademarks and other registrations with respect to the foregoing shall be in the name of MOM or SHAQUILLE, as designated by MOM.

C.           NXT agrees that it shall promptly notify MOM in writing of any actual or threatened unauthorized use, misappropriation, infringement, dilution or other violation or impairment by third parties of the Shaquille Endorsement or Shaquille Marks or any Composite Marks or Derivative Marks, in whole or in part (“Infringement”).  MOM shall have the sole right to determine whether any action shall be taken to pursue such Infringement.  In the event that MOM fails to pursue such Infringement, MOM may grant, in its sole and absolute discretion, NXT the right to pursue the Infringement.  If NXT obtains the right from MOM to pursue any such third party, NXT shall pay all costs and attorneys’ fees to bring such action and all facets of such action shall be controlled by MOM.

D.           In addition to Paragraph 3.C., NXT agrees that it shall promptly notify MOM in writing of any actual or threatened infringements, claims, oppositions, cancellations or actions asserted by others in connection with the Shaquille Marks or any Composite Marks or Derivative Marks.

E.           Under no circumstances does this Contract grant or purport to grant to NXT the right to use any logo, trade name, trademark, service mark, copyright or other intellectual property right owned by NBA (or any of its teams) or NBAP. NXT agrees and acknowledges that it must obtain separate approval from the NBA and/or NBAP for the use of any such intellectual property, and in the absence of such written approval, shall not make any use whatsoever thereof. NXT agrees that it shall not utilize the Shaquille Endorsement, the Shaquille Marks, any Composite Marks or Derivative Marks, which would cause a breach of, or endanger, any agreement with, or regulation of, the NBA or the NBAP.

F.           Subject to the terms and conditions set forth herein, the parties acknowledge and agree that all materials produced in connection with this Contract and all elements thereof, including all advertising and promotional materials, trademarks, phrases, words, music, titles or characters therein, excluding any of foregoing that includes or embodies, in whole or in part, the Shaquille Endorsement, the Shaquille Marks, any Composite Marks or Derivative Marks, (the "Materials") shall be and remain the absolute and exclusive property of NXT, any Materials that include or embody the Shaquille Endorsement, Shaquille Marks, any Composite Marks or Derivative Marks (the “Excluded Materials”) shall be and remain the absolute and exclusive property of MOM and that with respect to the Materials, NXT shall retain the entire worldwide copyright thereto, all other intellectual property rights and all applications, registrations, renewals and extensions thereof and all underlying materials created in connection therewith, and with respect to the Excluded Materials, MOM shall retain the entire worldwide copyright thereto, all other intellectual property rights and all applications, registrations, renewals and extensions thereof and all underlying materials created in connection therewith, all of the foregoing subject to the limiting terms and provisions of this Contract.

G.           `Notwithstanding anything to the contrary contained herein, NXT shall preserve and maintain the independent indicia and ownership of and between the Shaquille Marks and any trademark, service mark, trade name or design owned or licensed by NXT, including without limitation, the SUSTA mark (“Combined Marks”).  Aside from any Combined Marks, in the event any Composite Mark or Derivative Mark is created or used in connection with the advertisement, promotion, public relations and sale of SUSTA: (a) all right, title and interest in and to the Composite Mark and Derivative Mark, goodwill associated therewith and symbolized thereby and any applications, registrations and renewals thereof shall be owned by MOM, and (b) NXT shall consent to MOM’s ownership, use, registration, maintenance and enforcement of the Composite Mark and Derivative Mark in association with the foregoing goods and services.  “Composite Mark” shall mean a unitary or composite mark consisting of any Shaquille Mark, on the one hand, and any trademark, service mark, trade name or design, excluding Combined Marks, on the other hand, and “Derivative Mark” shall mean a mark otherwise derived from any of the Shaquille Marks.

H.             NXT shall be solely responsible for ensuring that all uses of the Shaquille Endorsement and the Shaquille Marks and any Composite Mark and Derivative Mark by NXT comply with all applicable laws.

I.           MOM covenants that it shall cause SHAQUILLE to fulfill the Ancillary Services and that, during the Term, SHAQUILLE will continue to endorse SUSTA as set forth in Paragraph 4. MOM understands that the marketing, advertising and general promotion of SUSTA may attribute statements to SHAQUILLE to the effect that he is an endorser thereof and MOM will have prior reasonable written approval over such endorsement statements within the time period set forth for approvals below.

4.             Ancillary Services. To facilitate NXT's usage of the exclusive right and license to the Shaquille Endorsement and the Shaquille Marks as provided herein, MOM agrees to provide the following ancillary services as set forth below (“Ancillary Services”).

A.           Subject to the terms and conditions of this Contract, including without limitation, Paragraph 4.B, MOM shall provide the services of SHAQUILLE as follows:

(i)           As part of the Ancillary Services to be rendered by MOM hereunder, MOM shall cause SHAQUILLE to make one (1) "production day" appearance ("Production Day" as defined below) in the continental United States, as may be required by NXT, during each Contract Year beginning with Contract Year One solely in connection with the advertising, promotion and sale of SUSTA. A “Production Day” is defined as an appearance for the purpose of shooting photos for posters, brochures, in-store displays, and/or any and all such other forms of print advertising and promotional materials as NXT may reasonably determine and photo or production sessions related to video productions, television commercials (in accordance with the provisions of subparagraph C following) and/or other advertising (but, in all events, excluding infomercials or other like vehicles).

(ii)           NXT shall have the right to require SHAQUILLE during each Contract Year to make a total of two (2) personal appearances of up to two (2) hours (each such appearance to be referred to as an "Event Day") at gatherings hosted by NXT solely to promote SUSTA to be held in the continental United States, which shall not involve a public and/or private autograph or like signing session.

(iii)           MOM shall make SHAQUILLE available for seven (7) radio, television and press interviews per Contract Year solely to promote SUSTA, which is to last no longer than five (5) minutes each.

(iv)           During the Term of this Contract, MOM agrees to cause SHAQUILLE to personally autograph up to eighty (80) items (which shall be provided by NXT) per Contract Year (at mutually agreed upon times and dates and subject to SHAQUILLE’s other commitments), as requested by NXT. Such items may be used by NXT for internal corporate or local market publicity purposes, as charitable donations, or for promotional purposes such as prizes, premiums or giveaways, but shall not be offered for sale to consumers or barter or like purposes.

(v)           After the execution of this Contract, subject to SHAQUILLE’s reasonable availability, MOM agrees to make SHAQUILLE available (where he is then currently situated) for a one-half (1/2) hour interview with NXT personnel for internal strategy purposes or via telephone conference.

B.           For each appearance or commitment made by MOM to provide Ancillary Services of SHAQUILLE under this Paragraph 4:

(i)             NXT agrees to pay all reasonable first class out-of-pocket travel, hotel accommodations and transportation expenses incurred by SHAQUILLE and three (3) personal companions of SHAQUILLE in connection therewith including, but not limited to private air travel, in airplanes comparable to those made available to SHAQUILLE in other endorsement agreements;

(ii)             NXT shall give MOM not less than thirty (30) days' notice of the time and place NXT desires SHAQUILLE to appear;

(iii)              NXT shall not request any services of SHAQUILLE as required under Subparagraph A above at a time, which would conflict with SHAQUILLE's obligations as a professional basketball player or his other professional or personal commitments;

(iv)             All Ancillary Services of SHAQUILLE required under Subparagraph A above shall be provided at mutually agreeable times, dates and locations and the parties will act in good faith to mutually agree upon the dates, times and locations in such Contract Years that will accommodate SHAQUILLE's professional and personal scheduling requirements, and if under these guidelines an appearance cannot be scheduled in a particular Contract Year, it may be scheduled in the following Contract Year;

(v)              Unless otherwise agreed upon in advance, no Production Day appearance shall exceed three (3) consecutive hours and no Event Day appearance shall exceed two (2) consecutive hours;

(vi)             In addition, no such appearance shall exceed a total of twelve (12) hours including travel time (as discussed in subparagraph viii below), pre-production meetings and weather time (time in which the weather makes it impractical to shoot the production);

(vii)             MOM shall have fulfilled at least one appearance obligation for each calendar day on which Production Day or Event Day services are provided to NXT in accordance with this Paragraph;

(viii)
MOM shall not be required to participate in any activities: (1) which are subject the MOM Group, as defined in Paragraph 5 below, MOM or SHAQUILLE to federal or state security laws, (2) which would impose a fiduciary duty upon MOM or SHAQUILLE to NXT's shareholders, (3) which would cause the MOM Group, MOM or SHAQUILLE to violate any laws, (4) which would or could cause injury to SHAQUILLE or diminish, dilute, damage, impair or endanger the value of the Shaquille Endorsement, the Shaquille Marks, or any other licenses granted to NXT hereunder, or (5) which may subject SHAQUILLE to public disrepute, embarrassment or disfavor;

(ix)           NXT further understands that NXT's failure to utilize the Ancillary Services of SHAQUILLE hereunder shall not result in any reduction in payments to MOM hereunder, nor may unused appearances of one type be used or classified for another type;

(x)           The obligations of MOM to provide the Ancillary Services of SHAQUILLE hereunder are subject to the condition that distributions of Compensation Shares to the MOM Group are current and up to date and NXT is not otherwise in breach of any other provision of the Contract;

(xi)           If MOM confirms SHAQUILLE's availability for any appearance and SHAQUILLE is unable to appear due to a physician certified illness, injury or other emergency, professional responsibility, such nonappearance is not a breach of this Contract, and neither MOM nor SHAQUILLE shall be responsible for any expenses incurred due to such non-appearance and in such event, MOM and NXT shall attempt in good faith to reschedule the appearance date; and

(xii)           MOM shall have the reasonable right to approve wardrobe worn by Shaquille incident to his performance of the Ancillary Services under this Contract.

C.          NXT’s Advertising/Promotion Campaign utilizing SHAQUILLE may include radio, television, online, and print advertising, print materials (photographs, pictures, stills as generally used in the course of an advertising campaign), public relations and press materials, visual presence on the Internet sites of NXT and social networking sites, and also may include signed editorial and blog and Twitter entries by NXT to be mutually agreed upon.

5.           Remuneration. In consideration of the rights granted and the services to be performed hereunder, NXT shall promptly issue 1,000,000 fully vested shares of common stock of NXT, par value $0.001 per share, upon registration to SHAQUILLE All stock certificates shall be forwarded to the address set forth in Paragraph 21 below. NXT shall issue an additional 1,000,000 fully vested shares on the first day of Contract Year Two and an additional 1,000,000 fully vested shares on the first day of Contract Year Three (the aforementioned 3,000,000 shares of common stock of NXT shall collectively be referred to herein as the “Compensation Shares”). The number of Compensation Shares deliverable hereunder shall be adjusted for stock splits, reverse stock splits and like occurrences. NXT agrees at its sole cost and expense to cause the issuance of the Compensation Shares to be registered under a Form S-8 Registration Statement on or before December 1, 2009. Until the first 1,000,000 Compensation shares are fully registered as required hereunder and delivered to SHAQUILLE: (i) the grant of endorsement set forth in Paragraph 3.A. shall not be effective, (ii) SHAQUILLE shall not be obligated to perform any services under this Contract under Paragraph 4 or otherwise, (iii) NXT shall not be permitted to disclose the existence of this Contract, except for the purposes of registering the Compensation Shares, and (iv SHAQUILLE shall have any obligations hereunder.

    A.           In connection with the issuance of the Compensation Shares, NXT covenants as follows:

(i)           Time is of the essence with regard to this Paragraph 5. If timely issuance of the Compensation Shares is not received by SHAQUILLE, MOM shall have the right to terminate this Contract in accordance with Paragraph 10 upon notice to NXT.

B.           NXT represents and warrants the following in connection with the issuance and delivery of the Compensation Shares:

(i)             NXT is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.  NXT is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

(ii)             All corporate action on the part of NXT, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Contract, the performance of all obligations of NXT hereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Compensation Shares being sold hereunder has been duly authorized and approved.

(iii)           The Compensation Shares being issued to Investor hereunder, when issued, sold and delivered in accordance with the terms of this Contact, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions under applicable state and federal securities laws.

(iv)           No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of NXT is required in connection with the consummation of the transactions contemplated by this Contract.

(v)           The execution and delivery of this Contract and the consummation of the transactions contemplated hereby by NXT are not prohibited by, and will not violate or conflict with, any provision of the certificate of incorporation or bylaws of NXT, or of any law or any order, writ, injunction or decree to which NXT is subject, or any provision of any contract to which NXT is a party.  No consent of any governmental body is necessary on the part of NXT for the consummation by NXT of the transactions contemplated by this Contract.

(vi)           NXT has filed with the Securities and Exchange Commission (the “SEC”), all forms, reports, schedules, statements and other documents required to be filed by it under the Exchange Act (collectively, the “SEC Documents”). As of their respective dates or, if amended, as of the date of the last such amendment, the SEC Documents, including, without limitation, any financial statements or schedules included therein, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets (including the related notes) included in the SEC Documents fairly presented in all material respects the financial position of NXT and its consolidated subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included therein fairly presented in all material respects the results of operations and cash flows of NXT and its consolidated subsidiaries for the respective periods or as of the respective dates set forth therein. Each of the consolidated balance sheets and statements of operations and cash flows (including the related notes) included in the SEC Documents has been prepared in all material respects in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as otherwise noted therein and subject, in the case of unaudited interim financial statements, to normal year-end adjustments.

C.           SHAQUILLE covenants for himself and any transferees of Compensation Shares: (i) that they shall not sell more than 100,000 Compensation Shares during any calendar month during the Term, (ii) that they shall not sell more than 20,000 Compensation Shares on any day during the Term, and (iii) they will not sell any Compensation Shares during the first sixty (60) days of the Contract Year One.

D.           In connection with the issuance of the Compensation Shares, SHAQUILLE hereby makes the following representations to NXT regarding the Compensation Shares:

(i)           SHAQUILLE, or his business and financial advisors, have substantial experience in evaluating and investing in private transactions of securities in companies similar to NXT and SHAQUILLE acknowledges that he can protect its own interests. SHAQUILLE, or his advisors, have such knowledge and experience in financial and business matters so that he is capable of evaluating the merits and risks of his acceptance of all of the Compensation Shares of NXT as compensation or otherwise.

(ii) SHAQUILLE is an “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

(iii) SHAQUILLE understands that all books, records, and documents of NXT relating to it have been and remain available for inspection by him or his business and financial advisors upon reasonable notice. SHAQUILLE confirms that all documents requested have been made available, and that he or such advisors have been supplied with all of the information concerning NXT that has been requested. SHAQUILLE confirms that he or such advisors have obtained sufficient information, in his and their judgment to evaluate the merits and risks of receipt of the Compensation Shares as compensation or otherwise. SHAQUILLE confirms that it has had the opportunity to obtain such independent legal and tax advice and financial planning services as he has deemed appropriate prior to making a decision to enter this Agreement, provide the Production Days and the Event Appearances in consideration of the issuance to them of the Compensation Shares. In making each such decision, SHAQUILLE has relied exclusively upon its experience and judgment, or that of such advisors, upon such independent investigations as it, or they, deemed appropriate, and upon information provided by NXT in writing or found in the books, records, or documents of NXT.

(iv) SHAQUILLE is aware that the economic ownership of the Compensation Shares is highly speculative and subject to substantial risks, and that he is capable of bearing the high degree of economic risk and burdens of this venture, including, but not limited to, the possibility of a complete loss, the lack of a sustained and orderly public market, and limited transferability of the Compensation Shares, which may make the liquidation thereof impossible for the indefinite future.

6.           SHAQUILLE’s Security. NXT agrees and acknowledges that due to his worldwide fame and recognition, SHAQUILLE may have personal security risks when performing services for NXT’s benefit under this Contract. Consequently, NXT agrees and acknowledges that it shall, at its sole cost and expense, take all necessary and reasonable precautions when SHAQUILLE is providing ancillary services to protect SHAQUILLE (including, but not limited to providing security personnel at NXT’s sole expense) as reasonably required by MOM.

7.           Prior Approval. NXT agrees that no use of the Shaquille Endorsement, the Shaquille Marks, any Composite Mark or Derivative Mark, nor any item or service used in connection therewith or any derivative work, any other means of endorsement by SHAQUILLE and any other intellectual rights owned or licensed by SHAQUILLE or MOM will be made hereunder, unless and until the same has been approved by MOM in writing at least fourteen (14) calendar days prior to any public release; provided, further, that with respect to television commercials, radio commercials, and other like usages permitted hereunder: (i) MOM shall have reasonable approval of the director for television commercials; (ii) MOM will have the absolute right of approval in story board form and product claims unless such product claims are not attributable to SHAQUILLE; and (iii) the final commercial will be sent to MOM, and will be subject to its reasonable approval prior to release of the commercial. MOM shall provide NXT with its approval or disapproval (and specific grounds), as the case may be within five (5) business days of receipt of such materials. In the event that MOM fails to respond within five (5) business days, such materials shall be deemed to have been approved. To the extent such materials are revised by NXT or on behalf of NXT and have been previously submitted to MOM for approval, MOM shall provide NXT with its feedback within five (5) business days of receipt of such revised materials, and in the event MOM fails to respond within such time period, the revised materials shall be deemed to have been approved.

8.           Trademark Notices. NXT agrees to use the proper trademark and copyright notices in connection with the Shaquille Marks as designated by MOM.

9.   Representations, Warranties and Additional Covenants.
        A.           MOM warrants and represents to NXT that, except for the rights of the NBA and the NBAP, neither it nor SHAQUILLE is a party to any oral or written agreement, contract or understanding, which would prevent, limit or hinder the performance of any of its obligations under this Contract.

        B.           MOM further warrants and represents that it is a corporation duly organized under the laws of the State of Nevada and that it has the right and authority to enter into and fully perform this Contract.

             C.            Notwithstanding anything to the contrary contained herein, it is mutually understood that MOM has no control over, and is not responsible for:
(i)           the media, including, without limitation, any news or commentaries on SHAQUILLE by any news or other media, or photographs or other depictions of SHAQUILLE that may appear from time to time;

(ii)           the content of the advertising or sponsorship portion not directly involving SHAQUILLE of any media production whatsoever including, without limitation, television programs and broadcasts, radio programs and broadcasts, television or radio series, newscasts, documentaries, video productions, videotapes, video discs, sound tracks, motion picture productions, and any other form of media production that has been, or may in the future be, conceived, developed or invented, by any process, instrumentation or device now known or hereafter developed; any athletic event, game or outing; or any other event including, without limitation, any live artistic, literary, dramatic, theatrical or musical production or charitable event, in which SHAQUILLE participates or with which he is otherwise associated; and

(iii)            the products and services endorsed, promoted, advertised or publicized by any other team, league or association for which SHAQUILLE may play or with respect to which he may become associated or by any of their respective successors and assigns;

all or any of which may use SHAQUILLE's name, fame, nickname, initials, autograph, voice, video or film portrayals, facsimile or original signature, photograph, likeness and image or facsimile image, without SHAQUILLE's consent and in any or all of which SHAQUILLE may appear or participate. NXT agrees that MOM shall not be, and shall not be deemed to be, in contravention or breach of any of the provisions hereof as a result of any or all of the foregoing or arising in connection therewith, provided that neither MOM nor SHAQUILLE expressly consent to such use of any of the foregoing attributes of SHAQUILLE's personality.

D.           The restrictions set forth in this Contract are not intended to preclude and shall not preclude SHAQUILLE from appearing in the sports, entertainment, news or information portion of:

(i)           any form of media production whatsoever including, without limitation, television programs and broadcasts, radio programs and broadcasts, television and radio series, newscasts, documentaries, video productions, videotapes, video discs, sound tracks, motion picture productions, and any other form of media production that has been, or may in the future be, conceived, developed or invented, by any process, instrumentation or device now known or hereafter developed;

(ii)           any basketball game sanctioned by the NBA or otherwise; or

(iii)            any other entertainment event including, without limitation, any live artistic, literary, dramatic, theatrical or musical production;

in which or in connection with which products or services are advertised, publicized, featured or otherwise dealt with that are the same as or similar to or competitive with SUSTA or that are sponsored by competitors of NXT.

E.           Neither MOM nor SHAQUILLE nor NXT is required to initiate action against, attempt to enjoin or otherwise attempt to dissuade any person or entity not licensed by MOM or SHAQUILLE including, without limitation, any former licensee of MOM or SHAQUILLE, the media or any advertiser, promoter or other entity, which in contravention of this Contract or otherwise makes unauthorized use of anything including, without limitation, any unauthorized use of the Shaquille Endorsement, the Shaquille Marks, any Composite Marks or Derivative Marks, in promoting or advertising any product (or products) or services whatsoever, including, without limitation, any products which are the same as or similar to or directly competitive with SUSTA. Neither MOM nor SHAQUILLE shall incur any liability to NXT or any third party arising out of any such activity by any such person or entity. In the event that MOM grants NXT the right to enforce the Shaquille Endorsement, Shaquille Marks, any Composite Marks or Derivative Marks against third parties, MOM shall give such reasonable assistance to NXT as may be required to cause any such person or entity to cease and desist from such activities, or in connection with any lawsuit or other proceeding by NXT against such person or entity. If NXT takes any such action it shall be at NXT’s sole cost and expense. Likewise, NXT agrees to cooperate with and assist MOM  to protect the Shaquille Endorsement, Shaquille Marks, any Composite Marks or Derivative Marks, including, but not limited to, being joined as a necessary or desirable party in any such action.

F.           NXT hereby represents, warrants and covenants that: (i) NXT has the full power and authority to enter into this Contract; (ii) NXT has not made any agreement or commitment with any third party which prevents or interferes in any way with the performance of its obligations herein and has the capacity and full authority to enter into this Contract; (iii) the terms of this Contract are and shall be no less favorable than any terms provided by NXT to any third party licensing its intellectual property to NXT for the promotion, sale and/or distribution of SUSTA during the Term, and if any such more favorable terms are provided at a later date, MOM shall immediately be entitled to the benefit thereof retroactive to the date such more favorable terms were provided to a third party; (iv) at all times SUSTA shall be of high quality consistent, free of material defects, consistent with industry standards, and shall comply with all applicable laws (including, but not limited to, any and all applicable FDA and FTC rules and regulations) and be manufactured in accordance with industry practices; (vi) all advertising and promotional materials used by NXT in connection with the sale of SUSTA and SUSTA will comply with all national, state, local and other laws, regulations, rules and standards having applicability thereto and will not: (a) violate, infringe, dilute, diminish or otherwise damage any patent, copyright, trademark, trade secret or proprietary right, including without limitation, intellectual property right, of any third party, or (b) harm the image, goodwill, reputation or business interests of MOM or SHAQUILLE; (vii) NXT shall not represent in any manner that it has any title or right in the ownership, registration and/or use of the Shaquille Marks, Shaquille Endorsement or any Composite Marks or Derivative Marks, other than the licenses explicitly provided herein; (viii) NXT shall cooperate in the execution, filing and prosecution of any instruments or documents as are reasonably necessary to protect, and clarify SHAQUILLE’s or MOM’s ownership in, the Shaquille Marks, Shaquille Endorsement, any Composite Marks or Derivative Marks and otherwise effectuate the purpose and terms and conditions of this Contract from time to time; (ix) it has sufficient capital and resources to perform its obligations hereunder during the Term; (x) to the extent that it is required to obtain or maintain licenses or governmental approvals in connection with fulfilling its obligations under this Contract, all such required licenses and governmental approvals with respect thereto have been obtained and shall remain in effect at all times during the Term; (xi) it will not enter into an agreement with another professional basketball player to promote or advertise SUSTA, without first obtaining MOM’s prior written approval which shall be granted or withheld in its reasonable discretion; (xii) NXT shall not be permitted to use any of the materials it has created hereunder, the Shaquille Marks, the Shaquille Endorsement, any Composite Marks or Derivative Marks in connection with another athlete, celebrity or any other person.

  G.           NXT shall not have any right to use the Shaquille Endorsement, the Shaquille Marks, any Composite Marks or Derivative Marks, Shaquille’s name, image or likeness or any other intellectual property owned or licensed by SHAQUILLE or MOM, for any sale or barter of merchandise or other like commercial tie-ins.

  H.           NXT agrees and acknowledges that: (i) it will not attack the rights, title or interest of MOM or SHAQUILLE in and to the Shaquille Endorsement, the Shaquille Marks, any Composite Marks or Derivative Marks; and it will not incur or create any expenses chargeable to MOM and/or SHAQUILLE. NXT further agrees not to challenge or assist any third party in challenging the ownership, validity or enforceability of the Shaquille Marks.

10.           Right of Termination by MOM. In addition to any and all remedies available at law or in equity, MOM shall have the right to terminate this Contract immediately upon written notice to NXT in the event that:

 A.           NXT is adjudicated as insolvent or declares bankruptcy;

 B.           NXT fails in any obligation to timely deliver the Compensation Shares due the MOM Group pursuant to this Contract, and within fifteen (15) days following NXT's receipt of MOM's written notice of such failure NXT has not rectified such failure;

 C.             NXT breaches any other material term of this Contract, which breach NXT has failed to cure within thirty (30) days after NXT's receipt of MOM's written notice of such breach, including, without limitation, Paragraph 7;

  D.             NXT materially disparages the MOM Group, MOM or SHAQUILLE or damages, diminishes or endangers their image, goodwill and/or reputation; or

E.             The per share price for NXT common stock (as adjusted for stock splits, reverse stock splits and like occurrences) shall trade below $.50 per share for thirty (30) days or trading of such shares shall be suspended.

F.             NXT fails to have the Compensation Shares registered, as required under Paragraph 5, on or before December 15, 2009.

Within fifteen (15) days of the termination of this Contract pursuant to Paragraph 10 (A), (B), (C), (D) or (F), NXT shall immediately deliver to MOM any undelivered Compensation Shares, whether or not the date for such delivery has occurred. Such obligation shall be in addition to, and not in limitation of, any and all remedies available to MOM and SHAQUILLE at law or in equity.

Separately, MOM shall have the right to suspend SHAQUILLE’s obligations under this Contract in the event that the closing bid price for NXT common stock shall fall below $1.00 per share for five (5) consecutive trading days, subject to E. above, until such time as the closing bid price shall increase to greater than $1.00 per share.

11.           Right of Termination by NXT. NXT shall have the right to terminate this Contract immediately upon written notice to MOM in the event that:

A.            SHAQUILLE is convicted of a felony involving moral turpitude under any Federal, state or local laws. Any termination pursuant to this subparagraph shall become effective on the thirtieth (30th) day next following the date of receipt by MOM of NXT's written intention to so terminate;

B.            SHAQUILLE dies during the Term of the Contract;

C.            SHAQUILLE becomes permanently disabled to the extent that he is precluded from rendering the services required hereunder;

D.             MOM breaches any material term of this Contract which breach MOM has failed to cure within thirty (30) days after MOM's receipt of NXT's written notice of such breach; or

E.             SHAQUILLE or MOM commits any act or makes any statement that materially disparages NXT, its subsidiaries, its CEO or SUSTA.

As of the effective date of a termination by NXT due to MOM's breach, MOM shall not be entitled to any further remuneration hereunder, other than remuneration prorated on a time basis to such effective termination date.

12.           No Right to Use Shaquille Endorsement upon Expiration or Termination. NXT acknowledges and agrees that upon and after the expiration or earlier termination of this Contract, it shall not be entitled to, and shall not, make use of or deal with any of the licenses granted by MOM herein including the Shaquille Endorsement, Shaquille Marks, any Composite Marks or Derivative Marks, or any television or radio commercials, print advertisements, other advertising or promotional or other materials (or any parts or portions thereof) that contain the Shaquille Endorsement, the Shaquille Marks, any Composite Marks and/or Derivative Marks, in any manner whatsoever except as specifically provided herein; provided that in the case of earlier termination under Paragraph 10.E, if the Shaquille Marks are used in connection with the launch of a product campaign within thirty (30) days of the early termination date and the launch has previously been agreed upon and scheduled prior to the early termination, NXT may continue to use the Shaquille Marks for that specific campaign. NXT further agrees that within thirty (30) days after expiration of this Contract or immediately upon termination under Paragraph 10 it will destroy at its own expense, all materials bearing the Shaquille Endorsement, Shaquille Marks, any Composite Marks or Derivative Marks including, but not limited to, advertising and promotional materials, point of purchase materials and packaging. NXT agrees to send evidence of the destruction of the materials to MOM verifying such destruction.

13.           Remedies. In the event either party materially breaches this Contract (including any failure to make payments hereunder), NXT and MOM agree that, in addition to any and all other remedies available at law or in equity, the non-breaching party shall be entitled to injunctive relief to the extent permitted by law from further violation of this Contract, during any proceeding as well as on final determination thereof, without prejudice to any other right of either party.

14.           Indemnity.

A.           NXT agrees to indemnify each of the MOM Group, MOM and SHAQUILLE and their respective Affiliates (as such terms are defined in the Securities Exchange Act of 1934, as amended) and defend and hold them harmless with respect to any claims, losses, damages, liabilities, costs and expenses, including attorneys' fees, and any other amounts (collectively, "Damages"), with respect to:

(i)            all materials prepared by or on behalf of NXT hereunder or concerning the promotion, advertising, manufacturing, distribution, exploitation or usage of SUSTA,

(ii)            the production and dissemination of all materials created hereunder in which SHAQUILLE may appear or participate,

(iii)             claims arising from or relating to SUSTA and any representation with respect thereto,

(iv)             any breach by NXT of any warranty, representation or other obligation to be performed or any other agreement or representation made by NXT herein,

(v)             any actions or omissions of NXT,

(vi)             any services of SHAQUILLE under this Contract except to the extent such Damages arise from the gross  negligence or willful misconduct of SHAQUILLE,

(vii)             this Contract, or

(viii)             any action that is in any way related to NXT’s existence as a publicly traded company and/or the ownership of the Compensation Shares by the MOM Group.

B.           MOM agrees to indemnify, defend and hold NXT, and its directors, officers, shareholders, employees and representatives, harmless from all Damages arising out of or in connection with any breach of any of MOM's representations, warranties or agreements herein. Notwithstanding anything to the contrary contained herein, in no event shall MOM or SHAQUILLE  be liable to NXT on account of any claim (regardless of the theory of liability whether based upon principles of contract, warranty, negligence or other tort, breach of any statutory duty, principles of indemnity or otherwise) for any special, consequential, reliance, indirect, incidental,  punitive or exemplary damages, whether foreseeable or not, or for any damages or sums paid by NXT to third parties even if MOM or SHAQUILLE have been advised or are aware of the possibility of such damages, and MOM’s indemnity obligation hereunder shall in no event exceed Fifty Thousand Dollars and No/100 ($50,000.00). The foregoing indemnity obligations are contingent upon: (i) NXT giving written notice of any indemnified claim to MOM within five (5) days of first learning of the claim, (ii) NXT allowing MOM the sole control of the defense and related settlement negotiations for any such claim; and (iii) NXT fully assisting and cooperating in the defense and settlement negotiations as requested by MOM.

15.           Insurance. NXT shall provide and maintain, at its own expense, commercial general liability insurance, including product liability and advertising injury (including, but not limited to, coverage for trademark and copyright infringement) coverage, with limits of not less than Five Million Dollars and No/100 ($5,000,000), as increased from time to time as reasonably required by MOM, with an insurer and in a policy form to be reasonably approved by MOM, and shall cause such policy to be endorsed to state that the MOM Group, MOM and SHAQUILLE are additional named insureds thereunder. A certificate of insurance evidencing such coverage shall be furnished to MOM within thirty (30) days of the full execution of this Contract. Such insurance policy shall provide that the insurer shall not terminate or materially modify such policy or remove the MOM Group, MOM or SHAQUILLE as additional named insureds without prior written notice to MOM at least thirty (30) days in advance thereof. Failure to timely obtain insurance shall be considered a material breach of this Contract and shall give MOM the right to terminate the Contract on written notice to NXT, if NXT has failed to cure such breach in accordance with Paragraph 10.C. Upon the expiration or earlier termination of this Contract, NXT shall be required to maintain a “tail” with like coverage for five (5) years thereafter.

16.           Force Majeure. If at any time during the term of this Contact, either party (or MOM through SHAQUILLE) is delayed in or prevented from, or hampered or interrupted or interfered with in any manner whatsoever in fully performing its duties hereunder (other than NXT’s delivery of the Compensation Shares), by reason of any present or future statute, law, ordinance, regulation, order, judgment or decree, whether legislative, executive or judicial (whether or not valid), act of God, earthquake, flood, fire, epidemic, catastrophe, explosion, casualty, lockout, boycott, strike, labor controversy (including but not limited to threat of lockout, boycott or strike), riot, civil disturbance, act of terrorism, war or armed conflict (whether or not there has been an official declaration of war or official statement as to the existence of a state of war), invasion, occupation, intervention of military forces, act of public enemy, embargo, delay of a common carrier, inability without fault on such party's part to obtain sufficient material, labor, transportation, power or other essential commodity required in the conduct of its business or by reason of SHAQUILLE's family emergency; or by reason of any other cause or causes of any similar nature not in such party's reasonable control (all of the foregoing being herein referred to as an "event of force majeure"), such party's obligations (or those of MOM to be performed by SHAQUILLE) hereunder (other than NXT’s delivery of the Compensation Shares) shall be suspended as often as any such event occurs and during such periods of time as such events exist and such non-performance shall not be deemed to be a breach of this Contract, provided, however, that if the period of delay exceeds one hundred twenty (120) consecutive days, and if such continuing delay or inability to perform as provided above will materially impair the essential benefit of this Contract bargained for by the party whose performance is not delayed or prevented, then the parties shall negotiate in good faith regarding the extension of the term of this Contract or the adjustment of any of its provisions affected by such delay or inability to perform or of the remuneration payable hereunder.

17.           MOM/NXT Relationship. MOM's and SHAQUILLE’s performance of the specified Ancillary Services for NXT hereunder is as an independent contractor. Accordingly, nothing contained in this Contract shall be construed as establishing an employer/employee, partnership, or joint venture relationship among MOM, SHAQUILLE and/or NXT, in any combination.

18.           Waiver. The failure at any time of either party to demand of the other strict performance of any of the terms, covenants or conditions set forth herein shall not be construed as a continuing waiver or relinquishment thereof, and either party may, at any time, demand strict and complete performance by the other of such terms, covenants and conditions. No waiver is valid unless in writing signed by both parties.

19.           Severability. If any provision of this Contract shall be declared illegal, invalid, void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Contract shall not be affected thereby so long as the material benefits of the Contract as bargained for by each party remain substantially unimpaired.

20.           Paragraph Captions. Paragraph and other captions contained in this Contract are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of the Contract or any provision hereof.

21.           Notices. Any notice, submission or other communication to be given hereunder shall be delivered by hand (in which case receipt is deemed to occur on the same day if delivered during business hours, otherwise the next business day), sent by facsimile (with a copy sent by first class mail) (in which case receipt is deemed to occur on the same business day if receipt of the fax copy is confirmed, otherwise three (3) business days after mailing), sent by overnight courier (in which case receipt is deemed to occur the next business day) or sent by registered or certified mail, return receipt requested (in which case receipt is deemed to occur three (3) business days after mailing) to the parties at the addresses designated below or such other addresses as either party may designate to the other in accordance with the provisions hereof.

NXT:
 NXT Nutritionals Holdings, Inc.
56 Jackson Street
Holyoke, MA 01040
Attn: Chief Executive Officer

 With a copy to:
(which shall not constitute notice)

Anslow + Jaclin,  LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
Attn: Kristina L. Trauger, Esq.
Fax: (732) 577-1188

MOM:
 Mine O’Mine, Inc.
c/o Mr. Lester J. Knispel
Boulevard Management
21731 Ventura Blvd., Suite 300
Woodland Hills, California 91364

with a copy to:
(which shall not constitute notice)
Perry Rogers
10100 W. Charleston Blvd., Suite 110
Las Vegas, Nevada 89135

and	Dennis A. Roach, Esq. 9200 Sunset Boulevard, Suite 525 Los Angeles, California 90069

22.           Third Parties. Except as specifically set forth or referred to herein, nothing herein express or implied is intended or shall be construed to confer upon or give to any person, corporation or other entity other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Contract.

23.           Assignment/Delegation. Neither MOM nor NXT shall assign or delegate their obligations under this Contract, directly or indirectly, without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed, but the MOM Group shall have the right to assign its financial benefits hereunder without the necessity of obtaining NXT’S consent. NXT hereby consents to such assignment, provided MOM continues to perform its obligations hereunder and notifies NXT of such assignment in writing. Notwithstanding the foregoing, MOM may assign its rights and/or obligations to SHAQUILLE or any entity controlled by SHAQUILLE provided such assignment does not diminish NXT's rights hereunder.

24.           Entire Contract. As of the effective date hereof, this Contract shall constitute the entire understanding between MOM and NXT and cannot be altered or modified except by an agreement in writing, signed by both parties.

25.           Governing Law. This Contract shall be governed by and construed in accordance with the laws of the State of California, without regard to its principles of conflicts of law.

26.           Dispute Resolution. The parties agree that any dispute, claim or controversy arising out of or related to this Contract or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in Los Angeles, California before three arbitrators. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures. Judgment on the Award may be entered in a court having jurisdiction. This clause shall not preclude the parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction and as otherwise permitted by Paragraph 13 hereof. The arbitrators shall have authority to award any remedy or relief that a court of the State of California could grant in conformity to applicable law. Any arbitration award shall be accompanied by a written statement containing a summary of the issues in controversy, a description of the award, and an explanation of the reasons for the award. The arbitrators' award shall be final and judgment may be entered upon such award by any court. The arbitrators shall award attorneys’ fees and costs to the prevailing party.

27.           Survival.  The following terms and conditions shall survive the expiration or termination of this Contract: 5, 12, 13, 14, 15, 21, 25 and 26.

28.           Signatures.  This Contract may be signed by facsimile or electronic means and may be executed in two or more counterparts, each of which shall constitute an original but when taken together shall constitute one agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Contract effective the date first above written.

MINE O’MINE, INC.                                                                                     NXT NUTRITIONALS HOLDINGS, INC.

__________________________________    By: ______________________________________
SHAQUILLE O’NEAL,                                                    FRANCIS MCCARTHY
President                                                                           Chief Executive Officer

By a certain Contract dated effective November 30, 2009 (“Contract”), NXT NUTRITIONALS HOLDINGS, INC. and MINE O’MINE, INC. ("MOM") entered into an agreement, in which MOM granted NXT NUTRITIONALS HOLDINGS, INC. certain licenses and the provision to NXT NUTRITIONALS HOLDINGS, INC. of certain ancillary services. In order to induce NXT NUTRITIONALS HOLDINGS, INC. to enter into said Contract, I, SHAQUILLE O’NEAL, hereby guarantee the performance by MOM of all of its non-monetary obligations referring to my performances and ancillary services under said Contract (taking into account all applicable grace and cure periods provided therein and subject to all other terms and conditions of the Contract) and agree personally to render all such ancillary services and to fulfill all such non-monetary undertakings called for and in accordance therein. I further personally represent that MOM is free to enter into the Contract. NXT NUTRITIONALS HOLDINGS, INC. acknowledges and agrees that the sole remedy for a breach of this Guaranty shall be termination of the Contract by NXT NUTRITIONALS HOLDINGS, INC. under and subject to the provisions of Paragraph 11 thereof.

__________________________________
SHAQUILLE O’NEAL
Date:

NXT NUTRITIONALS HOLDINGS, INC.

By: ____________________________
Title:
Date:

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